UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 3, 2024 (April 26, 2024)

HST Global, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-15303	73-1215433
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

415 Scotland Street Williamsburg, VA	23184
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:	(800) 961-4750

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 24, 2024, HST Global, Inc., a Nevada Corporation (“HSTC”) entered into a Reorganization and Stock Purchase Agreement (the “Reorganization Agreement”) by and among HP Auto Fund LLP (“HPAF”), HST Global Holdings, LLC (“HGHI”), HST Global, Inc. (“HSTC”), Ron Howell (“Howell”) and The Health Network, Inc. (“Health Network”). Howell and Health Network were the principal shareholders of HSTI.  Effective April 26, 2024, the parties closed the Reorganization Agreement. As part of the transaction, Howell and Health Network, the then majority shareholders of HSTC (the “HSTC Shareholders”) delivered 1,634,738 shares of common stock of HSTC to each of HPAF and HGHI.  In addition, the Company issued to each of HPAF and HGHI 18,156,322 shares of newly-issued common stock, which, together with the transferred shares, represented approximately 95% of the outstanding equity of HSTC.  Further, as part of the transaction, Howell agreed to cancel $624,807.64 in debt obligations previously owed to Howell.  As a consequence, immediately subsequent to the close of the Reorganization Agreement,  the Company has 41,561,226 shares of common stock outstanding.  Also as part of the reorganization, the Company will undertake a 1 for 10 reverse stock split of its outstanding shares effective upon approval by FINRA.

Item 3.02 Unregistered Sales of Equity Securities.

Effective April 26, 2024, the Company issued to each of HPAF and HGHI 18,156,322 shares of newly-issued common stock the Company as part of the reorganization.

Item 5.01 Changes in Control of Registrant

Pursuant to the Reorganization Agreement, effective April 26, 2024 Howell and Health Network, the then majority shareholders of HSTC delivered 3,269,476 shares of common stock of HSTC equally to HPAF and HGHI.  In addition, the Company issued to each of HPAF and HGHI 18,156,322 shares of newly-issued common stock, which, together with the transferred shares, represented approximately 95% of the outstanding equity of HSTC, resulting in a change of control of the Registrant.

Also as part of the transaction, the then sole officer and director of HSTC elected Mike Field and Jason Murphy as Directors of the Company.  Such officer, Ron Howell, then resigned.  Mike Field may be deemed to be the beneficial owner of HPAF and Jason Murphy may be deemed to be the beneficial owner of HGHI which together currently hold approximately 95% of the outstanding equity of the Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignation of Prior Sole Officer and Director

Effective April 26, 2024, HSTC accepted the resignation of Ron Howell as sole Officer and Director of the Company.

Appointment of Directors

Effective April 26, 2024 HSTC announced the appointment of Mike Field and Jason Murphy as Directors of the Company.

Subsequently, the Directors appointed Mike Field as President and Acting CFO and Jason Murphy Vice President and Secretary.

The table below reflects the Company's executive officers and directors.  There is no agreement or understanding between the Company and each current or proposed director or executive officer pursuant to which he was selected as an officer or director.

Name	Intended Positions and Offices

Mike Field Jason Murphy	President, Acting CFO and Director Vice President, Secretary and Director

The Directors and Officers named above will serve until the next annual meeting of the stockholders or until their respective resignation or removal from office. Thereafter, Directors are anticipated to be elected for one-year terms at the annual stockholders’ meeting.  Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement, of which none currently exists or is contemplated.

Mike Field, President, Acting CFO and Director

Mike Field has been President of HP Auto Fund LLC since 2009. He was previously President of companies such as Field Buick Pontiac GMC, Field Mitsubishi, Field Hyundai Suzuki, Koons Buick Pontiac GM, Koons of Alexandria, Koons Auto Outlets, and Vice President of J. Koons Pontiac GMC. He graduated from the College of William and Mary in 1990.

Jason Murphy, Vice President, Secretary and Director

Jason Murphy is President of Murphy Management Holdings LLC, a Virginia company controlling strategic commercial real estate assets in the Mid-Atlantic. He was President of Norfolk Marine Company for 16 years before completing the sale of the business to OneWater Marine Inc. (NASDAQ: ONEW) in 2021. He was a member of the Marine Retailers Association of the Americas (MRAA) Board of Directors for 6 years. Jason ventured into media production in 2023, founding Murphy Media Productions LLC to invest in and manage select projects. He received his B.B.A. from James Madison University in 2000.

Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth the number of shares of common stock beneficially owned by (i) those persons or groups known to beneficially own more than 5% of the Company's common stock, (ii) each current director and executive officer of the Company, and (iii) all the current executive officers and directors as a group.  The information is set forth as of the time immediately after closing the reorganization.

Title of Class	Name of Beneficial Owner	Amount of Beneficial Ownership (1)	Percentage of Stock

Common Stock	Mike Field President, Acting CFO and Director (2)	19,791,060	47.5%

Common Stock	Jason Murphy Vice President, Secretary and Director (3)	19,791,060	47.5%
Common Stock	HP Auto Fund LLC (2)	19,791,060	47.5%
Common Stock	HST Global Holdings LLC (3)	19,791,060	47.5%

Common Stock	All officers and directors (2 persons)	39,582,120	95.0%

(1)Calculated pursuant to Rule 13d-3 under the Exchange Act, a beneficial owner of securities is a person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has, or shares, voting power and/or investment power with respect to the securities, and any person who has the right to acquire beneficial ownership of the security within 60 days through any means, including the exercise of any option, warrant or right or the conversion of a security.  Any shares that are not outstanding that a person has the right to acquire are deemed to be outstanding for the purpose of calculating the percentage of beneficial ownership of such person, but are not deemed to be outstanding for the purpose of calculating the percentage of beneficial ownership of any other person.

(2)All shares are owned by HP Auto Fund LLC.  Mike Field is the principal of HP Auto Fund LLC and consequently may be deemed to be the beneficial owner of shares held by such entity.

(3)All shares are held through HST Global Holdings LLC.  Jason Murphy is a principal of HST Global, Inc. and consequently may be deemed to be the beneficial owner of shares held by such entity.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year End

Reverse Stock Split

As part of the Reorganization Agreement, pursuant to an amendment filed with the Nevada Secretary of State on May 2, 2024, the Company will undertake a 1 for 10 reverse stock split of the Company’s outstanding common stock upon approval by FINRA.

Item 8.01 Other Events

As a result of the Reorganization Agreement, HSTC has altered its primary operation.  The new primary business of the company is as follows:

HST Global, Inc. – Company Overview

Founded in 2007, HST Global, Inc. is a dynamic public holding company, strategically focused on the intersection of the Healthcare, Software, and Transportation industries. With a commitment to innovation and excellence, HST Global specializes in identifying potential investment opportunities and spearheading ventures within these critical sectors.

Core Industries

•Healthcare: HST Global invests in companies that are at the forefront of medical technology, healthcare services, and solutions that enhance patient care and improve clinical outcomes.

•Software: Recognizing the transformative power of technology, HST Global seeks to fund and develop cutting-edge software solutions that drive efficiency, productivity, and growth across various industries.

•Transportation: With an eye on the future, HST Global is involved in ventures that revolutionize how goods and people move, focusing on sustainable and intelligent transportation systems.

Investment Philosophy

HST Global's investment philosophy centers on creating value through strategic acquisitions and the nurturing of innovative ideas into successful business ventures. By leveraging its industry insight and operational expertise, HST Global aims to generate sustainable earnings growth and long-term value for its shareholders.

Vision and Mission

Vision: To be a leading holding company known for transforming high-potential ideas into leading enterprises in Healthcare, Software, and Transportation.

Mission: To invest in and develop businesses that lead their respective industries while delivering consistent returns and growth to our stakeholders.

Corporate Governance

Committed to high standards of corporate governance, HST Global ensures transparency, accountability, and ethical business practices in all its operations and investments, fostering a culture of trust and integrity among its partners and stakeholders.

Contact Information

For more information about HST Global, Inc., investment opportunities, or to discuss potential partnerships, please visit our website or contact our corporate office.

Item 9.01.  Financial Statements and Exhibits.

Exhibits

The following Exhibits are included herein:

Exhibit No.	Description
10.1

Reorganization Agreement among HP Auto Fund LLP (“HPAF”), HST Global Holdings, LLC (“HGHI”), HST Global, Inc. (“HSTI” or "Acquiror"), Ron Howell (“Howell”) and The Health Network, Inc. (“Health Network”) dated as of April 24, 2024.

104	Cover Sheet Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HST Global, Inc..

(Registrant)

Dated: May 3, 2024By:  \s\ Mike Field

President